UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

CORINDUS VASCULAR ROBOTICS, INC.

(Exact Name of registrant as specified in charter)

Delaware	001-37406	30-0687898
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105
Waltham, MA 02452
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 653-3335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CVRS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company” or “Corindus”), in connection with the matters described herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) A special meeting of stockholders of the Company was held on October 25, 2019 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, voted in favor of the Merger Proposal (as defined below). The Company’s stockholders also approved, on a non-binding, advisory basis, certain merger-related compensation payable to the Company’s named executive officers.

A total of 182,888,545 shares of the Company’s common stock (the “Common Stock”), out of a total of 208,685,413 shares of Common Stock issued and outstanding and entitled to vote as of September 26, 2019 (the “Record Date”), a total of 1,000,000 shares of the Company’s Series A convertible preferred stock (the “Series A Preferred Stock”), out of a total of 1,000,000 shares of Series A Preferred Stock issued and outstanding and entitled to vote as of the Record Date, and a total of 160,400 shares of the Company’s Series A-1 convertible preferred stock (the “Series A-1 Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), out of a total of 160,400 shares of Series A-1 Preferred Stock issued and outstanding and entitled to vote as of the Record Date were present in person or represented by proxy at the Special Meeting, representing approximately 87.69% of the voting power of the Company’s capital stock, which constituted a quorum. The holders of Common Stock and Preferred Stock, voted together as a single class, with the holders of Preferred Stock entitled to cast a number of votes calculated by dividing the number of shares of Preferred Stock held by such stockholder by 1.29, in accordance with Corindus’ certificate of designation designating the Preferred Stock. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated September 26, 2019 (as amended or supplemented from time to time), is set forth below:

(b) Voting results for each matter are set forth below:

(1)

Adoption of the Agreement and Plan of Merger, dated as of August 7, 2019 (the “Merger Agreement”), by and among Siemens Medical Solutions USA, Inc., a Delaware Corporation (“SMS USA”), Corpus Merger, Inc., a Delaware corporation and wholly owned subsidiary of SMS USA, and Corindus (the “Merger Proposal”).

For	Against	Abstain	Broker Non-Votes
183,452,212	186,681	149,186	—

(2)

Approval on a non-binding, advisory basis, certain compensation that will or may be paid by Corindus to its named executive officers in connection with the merger.

For	Against	Abstain	Broker Non-Votes
149,784,910	33,739,948	263,221	—

(3)

Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
180,005,592	3,600,135	182,352	—

Because stockholders holding at least a majority of the voting power of the shares of the Common Stock and Preferred Stock outstanding and entitled to vote at the close of business on the Record Date approved the Merger Proposal, it was not necessary to adjourn the Special Meeting to solicit additional proxies to approve the proposal to adopt the Merger Agreement. No other business properly came before the Special Meeting.

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Item 8.01.	Other Events

On October 25, 2019, the Company issued a press release announcing results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Corindus Vascular Robotics, Inc., dated October 25, 2019

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Corindus Vascular Robotics, Inc., dated October 25, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2019

CORINDUS VASCULAR ROBOTICS, INC.
(Registrant)

By:	/s/ David W. Long
Name: David W. Long
Title: Chief Financial Officer